UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 7, 2021 (August 31, 2021)

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for Common Stock at an exercise price of $11.50 per share	PTRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c)    As previously disclosed, effective September 1, 2021, Joshua P. Ensign was appointed as the President of Proterra Transit, a business unit of Proterra Inc. The information regarding Mr. Ensign contained in Item 5.02(c) of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2021, is incorporated herein by this reference. In connection with his appointment to President of Proterra Transit, effective September 1, 2021, Mr. Ensign's base salary was increased from $375,000 to $400,000, and his annual bonus opportunity was increased from 50% to 75% of base salary.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2021

PROTERRA INC

By:	/s/ John J. Allen
John J. Allen
Chief Executive Officer